UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):

September 20, 2004

AUDIBLE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-26529	22-3407945
(Commission File No.)	(IRS Employer Identification No.)

65 Willowbrook Boulevard
Wayne, NJ 07470
(Address of principal executive offices and zip code)

(973) 837-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2004, Audible Inc. (“Audible”), France Loisirs S.A.S. (“France Loisirs”) and Audio Direct S.A.S., a wholly owned subsidiary of France Loisirs (“Audio Direct”), entered into a Master Alliance Agreement (the “Agreement”). France Loisirs is an affiliate of Bertelsmann AG. Bertelsmann AG and its affiliates own 8.2% of Audible’s common stock.

Under the Agreement, France Loisirs intends to launch a French language spoken word audio service. The terms provide for Audible to provide intellectual property and substantially all of the technological infrastructure for the operation of the service. In return, France Loisirs will pay Audible $1,000,000, payable as follows: $250,000 in September 2004, $250,000 in October 2004, $250,000 in January 2005 and $20,833 for each of the following 12 months. Once France Loisirs has recouped its start up costs, it will pay Audible an annual base royalty of 5% of revenue up to $20,000,000 in revenue and thereafter the greater of 3% of revenue or $1,000,000. An additional royalty will be payable equal to one-half of the distributable pre-tax profits of the business.

Audible does not expect the royalties or profit sharing to begin prior to 2006.

Item 9.01. Financial Statements and Exhibits.

c) Exhibits.

Exhibit 99.1  Press Release dated September 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Audible, Inc.

Date: September 20, 2004	By:	/s/ Andrew P. Kaplan

By: Andrew P. Kaplan Title: Chief Financial Officer